[DYCOM LETTERHEAD]

                              N E W S R E L E A S E


FOR IMMEDIATE RELEASE  Contact:     Steven E. Nielsen, President and CEO
                                    Richard L. Dunn, Senior Vice President
                                    and CFO
                                               (561) 627-7171

Palm Beach Gardens, Florida                                   November 25, 2003


                DYCOM ACQUIRES SUBSTANTIALLY ALL OF THE ASSETS OF
                     FIRST SOUTH UTILITY CONSTRUCTION, INC.

PALM BEACH GARDENS, FLORIDA (November 25, 2003) - DYCOM INDUSTRIES, INC. (NYSE:
DY) announced today that pursuant to an asset purchase agreement it previously announced on November 6, 2003, it has consummated the purchase of substantially all of the assets of First South Utility Construction, Inc. for $50 million in cash and 175,840 shares of common stock of Dycom.

First South, based in Greensboro, North Carolina, provides outside plant construction, design and engineering services for telecommunication providers throughout the eastern United States.

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Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, Dycom provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services. Visit our website at http://www.dycomind.com for additional corporate information.